Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Jacob Leach, President and Chief Executive Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the quarterly report on Form 10-Q for the quarter ended March 31, 2026 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2026

/s/ JACOB LEACH
Jacob Leach
President and Chief Executive Officer
(Principal Executive Officer)